UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2004

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2004 the Company amended its Revolving Credit Agreement (5-Year Facility), dated August 23, 2002, as amended August 22, 2003 (the “5-Year Agreements”) with all of the banking institutions listed below, except Bank of America. Bank of America is a new entrant into the aggregate credit facility, and therefore the Company entered into a new 5-Year Agreement with Bank of America on the same date. All of the 5-Year Agreements are separate but are substantially identical in all material respects. The amendments and new agreement increased the aggregate amount of credit available under the 5-Year Agreements from $213 million to $342 million, and extended the term of each 5-Year Agreement from July 31, 2008 to July 31, 2009.

The Company had been party to separate 364-day credit agreements for short-term borrowing (the “364-Day Agreements”) with each of the listed banks except for Bank of America. The aggregate amount of credit available under the 364-Day Agreements was $106.5 million. Each of the 364-Day Agreements expired in accordance with its respective terms on August 21, 2004. By entering into the above-described amendments, the Company effectively converted the short term credit available under the 364-Day Agreements to additional credit available under the 5-Year Agreements. Below is a listing of the banks along with their respective revolving credit commitments under each 5-Year Agreement, after the amendments.

	Banking Institutions	Revolving Credit Commitment
1.	Arvest Bank	$15,000,000
2.	Bank of America, N.A.	$22,500,000
3.	Barclays Bank PLC	$22,500,000
4.	J P Morgan Chase Bank	$45,000,000
5.	LaSalle Bank, N.A.	$22,500,000
6.	SunTrust Bank	$30,000,000
7.	The Bank of New York	$22,500,000
8.	Toronto Dominion (Texas), Inc.	$22,500,000
9.	UMB Bank, N.A.	$27,000,000
10.	U.S. Bank, N.A.	$45,000,000
11.	Wachovia Bank, N.A.	$45,000,000
12.	Wells Fargo Bank, N.A.	$22,500,000

		$342,000,000

The Company may elect the rate of interest to be paid on the outstanding principal balance under each 5-Year Agreement from:

(i)	the Alternate Base Rate (the greater of (a) each respective bank’s corporate base rate, or (b) the weighted average rate on overnight Federal funds transactions, plus ½ of 1%);

(ii)	the LIBO Rate (the (a) rate at which deposits in U.S. Dollars are offered in the London Interbank Eurodollar market for periods equal to the elected Eurodollar interest period, plus (b) a LIBO spread rate);

(iii)	the Adjusted CD Rate (the sum of (a) average rate quoted to the bank by three negotiable certificate of deposit dealers of recognized standing in the United States, (b) an insurance assessment rate paid by the bank to the FDIC, and (c) a LIBO spread rate; divided by (d) 1.0 minus a reserve requirement percentage); or

(iv)	the Money Market Rate (a fixed interest rate mutually agreed upon by the Company and bank for an elected interest period).

The Company is required to periodically pay accrued interest on any outstanding principal balance under each 5-Year Agreement at different time intervals based upon the elected interest rate and the elected interest period. The Company may borrow, repay and re-borrow under any separate 5-year Agreement at any time prior to the termination date. All of the outstanding principal under the 5-Year Agreements will be due upon the termination date. The Company may also terminate any 5-Year Agreement upon three business days notice if no principal is outstanding and all amounts owing to the respective bank have been paid.

The 5-Year Agreements are unsecured, but contain certain restrictive covenants, including, but not limited to, restrictions on funded debt and short-term debt of the Company, restrictions on the Company’s ability to mortgage and place liens on its property, and a requirement that the Company’s total debt to total capital must not exceed 50%. The 5-Year Agreements provide that if the Company breaches any representation or warranty, does not comply with any covenant, fails to pay principal and interest in a timely manner, or an Event of Default, as defined in the 5-Year Agreements, otherwise occurs, then the 5-Year Agreements will terminate and all outstanding indebtedness under the 5-Year Agreements shall accelerate.

Since August 23, 2002, the original date of the 5-Year Agreements, until the date of this filing on Form 8-K, the Company has not borrowed any principal indebtedness under any of the 5-Year Agreements, and had not borrowed any principal indebtedness under any of the 364-Day Agreements. The 5-Year Agreements act as support for the marketability of the Company’s $300 million commercial paper program. However, the Company may borrow under the 5-Year Agreements independent from the commercial paper program. The Company currently has no commercial paper outstanding.

The foregoing is only a summary of certain terms and conditions of the 5-Year Agreements and is qualified in its entirety by reference to the agreements themselves, the forms of which consist of the form of Revolving Credit Agreement (5 Year facility), the form of Amendment No.1 to Revolving Credit Agreement (5 Year Facility), and the form of Amendment No. 2 to Revolving Credit Facility (5 Year Facility), all of which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Revolving Credit Agreement (5 Year Facility), dated August 23, 2002; Form of Amendment No.1 to Revolving Credit Agreement (5 Year Facility), dated August 22, 2003; and Form of Amendment No. 2 to Revolving Credit Agreement (5 Year Facility), dated August 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: September 1, 2004	By:	/s/ Ernest C. Jett
Ernest C. Jett
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Revolving Credit Agreement (5 Year Facility), dated August 23, 2002; Form of Amendment No.1 to Revolving Credit Agreement (5 Year Facility), dated August 22, 2003; and Form of Amendment No. 2 to Revolving Credit Agreement (5 Year Facility), dated August 27, 2004.